CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

CrossPoint Energy LLC
Frisco, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2006, except for Note 10 as it relates to the year ended December 31, 2005 for which the date is January 19, 2007, relating to the consolidated financial statements of CrossPoint Energy LLC which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Travis, Wolff & Company, LLP
Dallas, Texas
April 24, 2007